Exhibit 99.1

SciVac Therapeutics and VBI Vaccines Announce Completion of Merger Transaction

●	SciVac Therapeutics changes its name to VBI Vaccines
●	Combined company to begin trading on The NASDAQ Capital Market under the symbol “VBIV”
●	Combined company is a biotechnology company with a licensed hepatitis B vaccine and a pipeline of novel technologies that seek to expand vaccine protection in large underserved markets

CAMBRIDGE, MA (May 9, 2016) – VBI Vaccines Inc., a Delaware corporation (“VBI”), and SciVac Therapeutics Inc., a British Columbia corporation (“SciVac”), are pleased to announce the completion of their previously announced merger transaction, whereby SciVac acquired VBI. VBI survives the merger as a wholly owned subsidiary of SciVac.

Upon completion of the merger, SciVac changed its name to VBI Vaccines Inc. and will commence trading on The NASDAQ Capital Market under the symbol “VBIV” at market open on May 9, 2016.

The merger creates a commercial stage company with an approved hepatitis B vaccine, a pipeline of preventative and therapeutic vaccine candidates, and two novel technology platforms.

Jeff Baxter, President and Chief Executive Officer of VBI, Dr. David Anderson, Chief Scientific Officer of VBI, and Jim Martin, SciVac’s Chief Financial Officer, will continue in those same officer roles with the combined company. Dr. Curtis Lockshin, SciVac’s former Chief Executive Officer, will assume the role of Chief Technology Officer of the combined company. Dr. Steven Gillis, Chairman of the Board of VBI, will serve as Chairman of the Board of the combined company, and will be joined on the board by Adam Logal and Steven Rubin, both of OPKO Health, Inc. (NYSE: OPK), the combined company’s largest shareholder.

“We are thrilled and excited to announce the completion of this merger, which we believe dramatically propels the future development of the assets within each legacy company,” said Mr. Baxter. “SciVac brings Sci-B-Vac, a licensed and marketed third-generation hepatitis B vaccine, which complements a highly innovative infectious disease pipeline of product candidates, the lead program of which targets cytomegalovirus. We feel incredibly fortunate to be able to contribute to the growth of Sci-B-Vac, a pioneering product that is approved in smaller markets, but we believe is capable of being scaled and developed in late-stage clinical trials in order to seek additional approvals in Europe, the United States, Japan, and other large markets.”

Following the merger, the combined company believes it will be well-positioned to advance its infectious disease and immuno-oncology vaccine candidates, as well as its proprietary technology platforms. Current development programs include:

Infectious Disease

●

Sci-B-Vac is a commercial stage hepatitis B (“HBV”) vaccine that mimics all three viral surface antigens of the hepatitis B virus and is free of any next-generation adjuvant. Sci-B-Vac offers rapid onset of protection, high levels of anti-HBV antibodies, and can be administered at lower doses than competing HBV vaccines. Sci-B-Vac is approved in Israel and in 14 other countries and has demonstrated a favorable safety and efficacy profile in over 300,000 patients.

VBI Vaccines Inc. | 222 Third Street, Suite 2241 | Cambridge, MA 02142 | 617-830-3031 | info@vbivaccines.com	1

●

VBI is developing a vaccine to prevent cytomegalovirus (“CMV”) infection. CMV is a leading cause of serious birth defects in newborns when a mother is infected during pregnancy. Based on preclinical data, VBI has completed GMP manufacturing of its lead candidate for use in Phase I trials; VBI expects to evaluate safety, tolerability, and also immunological proof of concept in humans during Phase I trials.

●

VBI is developing a vaccine to prevent respiratory syncytial virus (“RSV”) infection. RSV is a respiratory virus that infects the lungs and airways. VBI has been awarded grant funding by the National Research Council-Industrial Research Assistance Program (“NRC-IRAP”) to develop a vaccine candidate that expresses the pre-fusion RSV-F protein.

Immuno-Oncology

●

VBI is developing a therapeutic vaccine candidate for glioblastoma multiforme (“GBM”). GBM is among the most common and aggressive malignant primary brain tumors in humans. With its novel approach, VBI intends to create a GBM immunotherapy that will stimulate the patient’s own immune system to identify and kill GBM cancer cells, with the goal of creating a commercially-viable therapy that is more effective and tolerable than current treatments.

●	VBI is developing additional undisclosed therapeutic vaccine candidates that utilize the eVLP Platform to deliver foreign viral antigens that are highly associated with multiple solid tumors.

Technology Platforms

●

VBI’s eVLP Platform allows for the design of enveloped (“e”) virus-like particle (“VLP”) vaccines. eVLPs are an innovative new class of synthetic vaccines that are designed to closely mimic the structure of viruses. The eVLP Platform has given rise to VBI’s CMV, RSV, and GBM vaccine candidates.

●

The LPV Platform is a proprietary formulation and process that allows vaccines and biologics to preserve stability, potency, and safety. VBI is currently leading broad research collaborations with GlaxoSmithKline Biologics SA and Sanofi Pasteur to evaluate the LPV Platform.

In meetings held on January 29, 2016 and May 5, 2016, respectively, shareholders collectively holding approximately 55% of the issued and outstanding SciVac common shares and stockholders collectively holding approximately 75% of the issued and outstanding VBI common stock voted in favor of the merger.

Advisors

Greenberg Traurig, P.A. served as legal counsel to SciVac, and Mitchell Silberberg & Knupp LLP served as VBI’s legal counsel. Blake, Cassels & Graydon LLP served as Canadian counsel to SciVac, and Borden Ladner Gervais LLP served as Canadian counsel to VBI. Pearl Cohen Zedek Latzer Baratz served as SciVac’s Israeli legal counsel, and Yehuda Raveh & Co. served as VBI’s Israeli legal counsel.

VBI Vaccines Inc. | 222 Third Street, Suite 2241 | Cambridge, MA 02142 | 617-830-3031 | info@vbivaccines.com	2

Additional Information

VBI Vaccines Inc., a British Columbia corporation (formerly, SciVac Therapeutics Inc.), has relocated its headquarters to VBI’s headquarters in Cambridge, Massachusetts, USA. It is currently planned that VBI’s legacy research & development facilities will remain in Ottawa, Ontario, Canada, and research & development and manufacturing for Sci-B-Vac™ will remain in Rehovot, Israel. Additionally, it is currently planned that the company will maintain the SciVac trade name in Israel and will continue to sell Sci-B-Vac™ under that name. The SciVac facility in Rehovot also offers contract development and manufacturing services to the life sciences and biotechnology markets.

Additional combined company information can be found:

Website Home: http://www.vbivaccines.com/

News and Insights: http://www.vbivaccines.com/wire/

Investors: http://www.vbivaccines.com/investors/

Cautionary Statement on Forward-looking Information

Certain statements in this news release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 or forward-looking information under applicable Canadian securities legislation (collectively, “forward-looking statements”) that may not be based on historical fact, but instead relate to future events, including without limitation statements containing the words “believe”, “may”, “plan”, “will”, “estimate”, “continue”, “anticipate”, “intend”, “expect” and similar expressions. All statements other than statements of historical fact included in this release are forward-looking statements, including statements regarding: the anticipated benefits of the merger; and statements regarding the operation of each of VBI and SciVac’s historical businesses, including the expected development and/or commercialization of each of VBI and SciVac’s products.

Such forward-looking statements are based on a number of assumptions, including assumptions regarding the successful development and/or commercialization of the company’s products, including the receipt of necessary regulatory approvals; general economic conditions; that the parties’ respective businesses are able to operate as anticipated without interruptions; competitive conditions; and changes in applicable laws, rules and regulations.

Although management believes that the assumptions made and expectations represented by such statements are reasonable, there can be no assurance that a forward-looking statement contained herein will prove to be accurate. Actual results and developments may differ materially from those expressed or implied by the forward-looking statements contained herein and even if such actual results and developments are realized or substantially realized, there can be no assurance that they will have the expected consequences or effects. Factors which could cause actual results to differ materially from current expectations include: the failure to successfully develop or commercialize the company’s products; adverse changes in general economic conditions or applicable laws, rules and regulations; and other factors detailed from time to time in the company’s reports filed with the U.S Securities and Exchange Commission and the Canadian Securities Commissions.

Given these risks, uncertainties and factors, you are cautioned not to place undue reliance on such forward-looking statements and information, which are qualified in their entirety by this cautionary statement. All forward-looking statements and information made herein are based on the company’s current expectations, and the company undertakes no obligation to revise or update such forward-looking statements and information to reflect subsequent events or circumstances, except as required by law.

VBI Vaccines Inc. | 222 Third Street, Suite 2241 | Cambridge, MA 02142 | 617-830-3031 | info@vbivaccines.com	3

VBI Contact

Perri Maduri, Communications Executive

Phone: (617) 830-3031 x124

Email: ir@vbivaccines.com

VBI Investor Contact

Nell Beattie

Director, Corporate Development and Investor Relations

Phone: (617) 830-3031 x128

Email: nbeattie@vbivaccines.com

VBI Vaccines Inc. | 222 Third Street, Suite 2241 | Cambridge, MA 02142 | 617-830-3031 | info@vbivaccines.com	4